CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 15, 2004, relating to the financial statements and financial highlights which appear in the June 30, 2004, Annual Reports to Shareholders of the UMB Scout Stock Fund, Inc. (Stock and Stock Select portfolios), UMB Scout Funds (comprising the four series, Equity Index Fund, Technology Fund, Small Cap Fund and Energy Fund), UMB Scout WorldWide Fund, Inc. (WorldWide and WorldWide Select portfolios), UMB Scout Balanced Fund, Inc., UMB Scout Bond Fund, Inc., UMB Scout Kansas Tax-Exempt Bond Fund, Inc., UMB Scout Money Market Fund, Inc. (Federal and Prime portfolios), and UMB Scout Tax-Free Money Market Fund, Inc., which is also incorporated by reference into this Registration Statement. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" appearing in the Statement of Additional Information, which is part of this Registration Statement.

                                       /s/  BKD, LLP

Houston, Texas
October 26, 2004